Exhibit 10.3

FIRST AMENDMENT TO THE
EXTERRAN CORPORATION
DEFERRED COMPENSATION PLAN

This First Amendment to the Exterran Corporation Deferred Compensation Plan (the “Plan”) is hereby adopted by Exterran Energy Solutions, L.P. (the “Company”).

W I T N E S S E T H

WHEREAS, the Company previously adopted the Plan for the benefit of eligible employees;

WHEREAS, Section 9.1 of the Plan permits the Company to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to make Company Restorative Contributions discretionary;

NOW, THEREFORE, the Plan is hereby amended as follows effective August 1, 2016.

1.Section 3.5 of the Plan is amended to read in its entirety as follows:

3.5    Company Restorative Contributions. For each Plan Year, the Company may in its sole discretion credit a Participant’s Discretionary Contribution Account with a Company Restorative Contribution. The amount of the Company Restorative Contribution allocated to a Participant, if any, may equal the matching contribution that would have been allocated to the Participant under the Savings Plan but for the limitations under Code sections 402(g), 401(a)(17), and 415, determined as if the definition of “compensation” under the Savings Plan was the same as the definition of “Compensation” under the Plan and contingent upon the Participant making the maximum permissible Elective Deferral under the terms of the Savings Plan and Code section 402(g). The Company may further condition allocation of a Company Restorative Contribution on the Participant being an employee of a Participating Company or an Affiliate (x) as of the last day of such Plan Year and (y) as of the date the contribution is credited for such Plan Year.

2.Except as herein amended, the terms of the Plan as in effect immediately preceding the date hereof shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has adopted and executed this First Amendment to the Plan this 1st day of August, 2016.

Exterran Energy Solutions, L.P.

/s/ Christine M. Michel
By:	Christine M. Michel
Its:	Senior Vice President Global Human Resources and Communications

2